UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 033-33263

NEVADA	46-3566284
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

30191 Avenida de Las Banderas Suite B Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip code)

(800) 605-3580

Registrant’s telephone number including area code

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Jacksam Corporation (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 4, 2020 (Release No. 34-88318), as modified on March 25, 2020 (Release No. 34-88465) (the “Order”), to delay the filing of its Form 10-Q for the quarterly period ended March 31, 2020 (the “Report”) due to the circumstances related to COVID-19.

The Company is unable to file the Report in a timely manner because (i) the Southern California area, including the location of the Company’s corporate headquarters, is currently at one of the epicenters of the coronavirus outbreak in the United States and the Governor of California has ordered all residents to stay at home excepting only essential travel; and (ii) historically, the Company has relies on vendors in China to manufacture certain of its principal products. The outbreak of COVID-19 has caused different levels of delay in the operation of the Company, vendors, customers and professional service providers. As a result, the Company’s books and records were not easily accessible from its Chinese manufacturer of its products, resulting in a delay in the preparation and completion of the Company’s financial statements for the Report.

The Company expects to file the Report no later than June 29, 2020 (which is 45 days from the Report’s original filing deadline of May 15, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSAM CORPORATION

Dated: May 14, 2020	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

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